Exhibit 10.1

UNSECURED DIRECTORS LOAN AGREEMENT

THIS AGREEMENT is made on the 31st day of August 2023

MADE BETWEEN:

Olegs Pavlovs, of Puces iela 47, Riga, Latvia LV-1082 (“Director”)

OF THE FIRST PART

AND:

Londax Corp., a company incorporated pursuant to the laws of Wyoming with an address at Puces iela 47, Riga, Latvia LV-1082 ("Company")

OF THE SECOND PART

WHEREAS:

A. Director agrees to loan funds to the Company to finance Company’s business activities until Company generate sufficient revenues to pay the obligation or for the period of 2 years whatever comes first;

B. Company agrees to repay this loan upon request, from revenues of operations if and when we generate sufficient revenues to pay the obligation or after two years from the date this agreement was signed.

NOW THEREFORE THIS AGREEMENT WITNESSETH, that for and in consideration of the sum of five thousand dollars ($5,000.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.        Director hereby agrees to provide a loan to the Company concurrent with the execution of this Agreement;

2.        Loan funds advanced shall be unsecured and non-interest bearing, with no fixed term of repayment.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands, both as of the day and year first above written.

LONDAX CORP.

/s/ Olegs Pavlovs	/s/ Olegs Pavlovs
Olegs Pavlovs	Authorized Signatory